UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2008

CREDO Petroleum Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-8877	84-0772991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1801 Broadway, Suite 900 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 297-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

Company Stock Purchase Agreement

On June 3, 2008, CREDO Petroleum Corporation, a Colorado corporation (the “Company”), entered into a Company Stock Purchase Agreement (the “Purchase Agreement”) with RCH Energy Opportunity Fund II, LP, a Delaware limited partnership (“Purchaser”).

Pursuant to the terms of the Purchase Agreement, the Company has agreed to sell to Purchaser, and Purchaser has agreed to purchase, 1,150,000 shares of newly-issued common stock, par value $0.10 per share, of the Company (the “Stock”) at a price of $14.50 per share in cash (the “Purchase Price”).  The closing of the Stock sale (the “Closing”) is subject to customary closing conditions as well as the contemporaneous closing of a private sale to Purchaser of 687,000 shares of Stock from certain directors of the Company, also at a price of $14.50 per share (the “Secondary Stock Purchase”).

The Purchase Agreement provides that, following the Closing, Purchaser will be entitled to designate two directors to serve on the Company’s board of directors for so long as it beneficially owns at least 15% of the outstanding Stock, and one director so long as it beneficially owns at least 10% of the outstanding Stock.  The Purchase Agreement also contains a “standstill” provision that will prohibit Purchaser from acquiring any additional shares of Stock for a period of two years following the Closing without the consent of the Company.

At the Closing, Purchaser and the Company will enter into a registration rights agreement in a customary form pursuant to which Purchaser will be entitled to require the Company to register its shares of Stock for resale under the Securities Act of 1933 in certain circumstances.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing summary is also subject to, and qualified in its entirety by, the full text of the agreement governing the Secondary Stock Purchase, the full text of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company’s press release with respect to these matters, dated June 4, 2008, is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Second Amendment to Rights Agreement

In connection with the transactions contemplated by the Purchase Agreement and effective June 3, 2008, the Company amended its Rights Agreement, dated as of April 11, 1989, as amended (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., in order to exempt the Purchase Agreement, the agreement governing the Secondary Stock Purchase and the related transactions from application of the Rights Agreement.

The foregoing summary of the Second Amendment to Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.02                                             Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.  The issuance and sale of Stock to Purchaser pursuant to the Purchase

Agreement will be made in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereunder.  Purchaser represented to the Company that it is an accredited investor and that it is acquiring the Stock for investment purposes.  The aggregate proceeds of the transaction to the Company will be $16,675,000.  No underwriting discounts or commissions will be payable; however, the Company will pay an advisory fee to Merrill Lynch & Co. in connection with the transaction.

Item 3.03                                             Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Second Amendment to the Rights Agreement, is incorporated into this Item 3.03 by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)                                  Exhibits

Exhibit No.	Description

4.1	Second Amendment to Rights Agreement, dated as of June 3, 2008, by and between the Company and Computershare Trust Company, N.A.

10.1	Company Stock Purchase Agreement, dated as of June 3, 2008, by and between the Company and RCH Energy Opportunity Fund II, LP.

99.1	Stock Purchase Agreement, dated as of June 3, 2008, by and among RCH Energy Opportunity Fund II, LP, James T. Huffman, Richard B. Stevens and William F. Skewes.

99.2	Press Release of CREDO Petroleum Corporation, dated June 4, 2008, announcing the Strategic Investment in the Company by RCH Energy Opportunity Fund II, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2008	CREDO PETROLEUM CORPORATION
(Registrant)

	By:	/s/ James T. Huffman
James T. Huffman Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
4.1	Second Amendment to Rights Agreement, dated as of June 3, 2008, by and between the Company and Computershare Trust Company, N.A.
10.1	Company Stock Purchase Agreement, dated as of June 3, 2008, by and between the Company and RCH Energy Opportunity Fund II, LP
99.1	Stock Purchase Agreement, dated as of June 3, 2008, by and among RCH Energy Opportunity Fund II, LP, James T. Huffman, Richard B. Stevens and William F. Skewes.
99.2	Press Release of CREDO Petroleum Corporation, dated June 4, 2008, announcing the Strategic Investment in the Company by RCH Energy Opportunity Fund II, LP.